SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 31, 2010

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On August 31, 2010, we held our annual meeting of shareholders.

Six individuals were nominated for election to our board of directors at the meeting, comprising the entire board. Such individuals received votes as follows, and each of the following six was elected to our board of directors:

	Votes for	Votes withheld	Broker non-votes
Charles E. Bradley, Jr.	6,841,749	180,941	6,838,244
Chris A. Adams	6,842,429	180,261	6,838,244
Brian J. Rayhill	6,820,220	202,470	6,838,244
William B. Roberts	6,847,014	175,676	6,838,244
Gregory S. Washer	6,847,014	175,676	6,838,244
Daniel S. Wood	6,842,429	180,261	6,838,244

One other matter was submitted to the shareholders for action.  A motion was made to ratify the appointment of Crowe Horwath LLP as our independent auditors for the fiscal year ending December 31, 2010.  That motion passed, on the following votes:

Votes for	Votes against	Abstentions	Broker non-votes
13,454,971	265,958	140,005	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: September 7, 2010	By:	/s/ JEFFREY P. FRITZ
Jeffrey P. Fritz Senior Vice President and Chief Financial Officer Signing on behalf of the registrant